Exhibit 99.1

The Glimpse Group Announces Pricing of $1.845 Million Investment As It Transitions Into A Physical AI Company

New York City, NY / Access Newswire/ May 15, 2025 – The Glimpse Group, Inc. (“Glimpse”) (NASDAQ:GGRP), a diversified Immersive Technology platform company providing enterprise-focused Immersive Technology, Spatial Computing and Artificial Intelligence (“AI”) driven software and services, announced today the pricing of a registered direct offering of $1.845 million to support its strategic shift into a physical AI focused company.

Offering Terms: (i) 622,306 shares of its common stock, (ii) pre-funded warrants to purchase up to 2,732,240 shares of its common stock, and (iii) accompanying warrants to purchase up to 4,193,182 shares of common stock. The combined public offering price of each share of common stock and accompanying warrant to purchase common stock is $0.55. For investors who elect to purchase pre-funded warrants in lieu of common stock, the combined public offering price for each pre-funded warrant and accompanying warrant to purchase common stock is $0.549, which equals the combined price at which shares of common stock and accompanying warrants to purchase common stock are being sold in the offering, minus $0.001, the per share exercise price of each pre-funded warrant. All of the securities being sold in the offering are being sold by Glimpse directly to the investors in the offering, without any placement agent or underwriter. The offering is expected to close on or about May 18, 2026, subject to the satisfaction of customary closing conditions.

The gross proceeds to Glimpse from the offering, before estimated offering expenses, are expected to be approximately $1.79 million. If all of the pre-funded warrants and warrants to purchase common stock sold in the offering were to be exercised in cash at their respective exercise prices, Glimpse would receive additional gross proceeds of approximately $2.3 million, before deducting expenses.

Glimpse intends to use the net proceeds from the proposed offering for general corporate purposes and working capital relating to the business of its subsidiary, Brightline Interactive, Inc.

Glimpse has not retained a placement agent or underwriter in connection with the offering.

The shares of common stock, pre-funded warrants and accompanying warrants to purchase common stock, and the shares of common stock issuable upon exercise of the pre-funded warrants and the warrants to purchase common stock, are being offered by Glimpse pursuant to a shelf registration statement on Form S-3 (File No: 333-291727) previously filed with the Securities and Exchange Commission (“SEC”) on November 21, 2026 and declared effective by the SEC on November 25, 2026. This offering is being made only by means of a prospectus and prospectus supplement that form a part of the registration statement. A final prospectus supplement related to the offering has been filed with the SEC, and is available on the website of the SEC at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to this offering may also be obtained when available by contacting The Glimpse Group, Inc., Attention: Maydan Rothblum, 15 West 38th St., 12th Floor, New York, New York 10018, or by telephone at (917) 292-2685, or by email at maydan@theglimpsegroup.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction.

About Glimpse

The Glimpse Group, Inc. (NASDAQ: GGRP) is a diversified Immersive technology platform company, providing enterprise-focused Immersive Technology, Spatial Computing and AI driven software & services. Glimpse’s unique business model builds scale and a robust ecosystem, while simultaneously providing investors an opportunity to invest directly into this emerging industry via a diversified platform. For more information on Glimpse, please visit www.theglimpsegroup.com.

Cautionary Statement on Forward Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, express or implied statements related to Glimpse’s expectations regarding the timing of the proposed public offering, the size and expected gross proceeds from the offering and the anticipated use of proceeds from the proposed offering. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “think,” “will,” “would,” or the negative of these words or other similar or comparable terms and phrases are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based upon current plans and strategies of Glimpse and reflect Glimpse’s current assessment of the risks and uncertainties related to its business and are made as of the date of this press release. Glimpse assumes no obligation to update any forward-looking statements contained in this press release because of current information or future events, developments or circumstances. Such forward-looking statements are subject to known and unknown risks, uncertainties and assumptions, and if any such risks or uncertainties materialize or if any of the assumptions prove incorrect, Glimpse’s actual results could differ materially from those expressed or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, uncertainties related to market conditions and the satisfaction of customary closing conditions related to the proposed offering and Glimpse’s expectations regarding the completion, timing and size of the proposed offering and the use of proceeds therefrom. This list is not exhaustive and other risks are detailed in Glimpse’s periodic reports filed with the SEC, including Glimpse’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.